Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-174871) pertaining to the 2011 Amended and Restated Incentive Stock Option Plan of Patheon Inc. of our report dated December 19, 2011, with respect to the consolidated financial statements of Patheon Inc., included in this Annual Report (Form 10-K) for the year ended October 31, 2011.

/s/ Ernst & Young LLP

Raleigh, North Carolina
December 19, 2011